Exhibit 99.1

PRESS RELEASE Spring Lake, Michigan, January 30, 2014

VICTORY ELECTRONIC CIGARETTES’ VAPESTICK® BRAND
LAUNCHES IN RUSSIA

●	Victory launches in Russia with recently-acquired VAPESTICK® brand
●	Russia is world’s second largest e-cigarette market with an estimated 45 million smokers
●	VAPESTICK® is one of the first international brands to launch in Russia
●	Starting with pharmacies and supermarkets

SPRING LAKE, MICHIGAN, January 30th, 2014 – Victory Electronic Cigarettes Corporation (OTCQB: ECIG), the emerging leader in the global electronic cigarette industry, today announced that its newly acquired VAPESTICK® brand has now begun the roll-out of its premium e-cigarette products into Russia, as one of the first international e-cigarette brands to do so.

According to a recent report by Euromonitor International, Russia is the world’s second largest e-cigarette market, with Russian tobacco smokers representing around one third of its 143 million population. In 2013 tobacco smoking restrictions were introduced in Russia, with further bans on public use planned for 2014. The Russian e-cigarette market is estimated to be worth at least $2 billion in 2014, with the US, Russia, Germany and UK thought to represent more than 60% of the global e-cigarette market between them.

VAPESTICK® is now supplying its disposable and rechargeable e-cigarettes to pharmacies and supermarkets across Russia, via a Moscow-based nationwide distributor that supplies many of Russia's major pharmacy chains, including Aptechka (Торговая сеть "Аптечка"), 36.6 ("Аптеки 36.6"), АВЕ, Gorzdrav ("Горздрав"), Pharmazevt ( "Фармацевт" ), Rossa ("Росса") and Samson-Pharma ( "Самсон-Фарма"), and also Russia's high-end supermarkets.

Michael Clapper, President-International at Victory Electronic Cigarettes, and former co-founder at VAPESTICK® noted, “We are delighted to have taken this very significant step in our international development plans. The reaction to the VAPESTICK® brand in Russia has exceeded our highest expectations and to be selected as one of the first international e-cigarette brands to launch into Russia is a testament to the quality, style and performance of the VAPESTICK® product range. We plan to maximize on this first-mover opportunity for an international brand in Russia.”

Brent Willis, Chairman and CEO of Victory Electronic Cigarettes and a former senior leader of a number of multi-billion dollar global companies, including Coca-Cola, Kraft and Inbev commented, “Michael and his team have not wasted a moment since our acquisition of VAPESTICK earlier this month and this is a fantastic development for Victory and its shareholders, to gain a significant foothold in such a key strategic market.”

About VAPESTICK®
VAPESTICK® is a wholly owned subsidiary of Victory Electronic Cigarettes Corporation, and one of Europe’s leading brands of premium e-cigarettes.  With its distinctive black and chrome style designs and signature blue light tips, VAPESTICK® has grown to become one of the most recognized brands in the market and sells its products both online at vapestick.co.uk and through thousands of retail outlets across UK and Europe, including Tesco, Costco, Harrods, Argos and WHSmith.  VAPESTICK® was recently ranked number one in batch consistency and product delivery among the UK’s leading brands in an independent study initiated by the UK’s Department of Health. The business is also a founding board member of ECITA (the European Electronic Cigarette Industry Trade Association).

VICTORY ELECTRONIC CIGARETTES CORPORATION	PRESS RELEASE/P2

About Victory
Victory Electronic Cigarettes is dedicated to providing a cleaner and healthier alternative to smoking for all, and intends to empower smokers to regain their freedom. Victory is one of the leading companies in this rapidly emerging and fast-growing market.  Victory offers consumers a full product portfolio that incorporates the highest quality and latest technology, and has been rated as superior in ‘real tobacco taste’ amongst major brands. Recently public, Victory's experienced management team is positioned to leverage its differentiated portfolio, distinct go-to-market approach, and low-cost infrastructure to accelerate growth and drive significant value for its shareholders.  The Company owns a range of brands for different markets and customers, has applied for patents on breakthrough technology, and operates the website at victoryecigs.com

Safe Harbor Disclosure
This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of Victory, including statements regarding Victory’s expectation to see continued growth.  The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends.  Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: Victory’s reliance on additional financing, as Victory has not achieve profitability; risks associated with Victory’s products, including that they may pose a health risk; governmental regulations may impact Victory’s business; the market or consumers may not accept Victory’s products; Victory relies on a single class of products; existing or pending patents may affect Victory’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, Victory undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:
James Palczynski
Partner, ICR, Inc.
Tel: 203.682.8229
Email: jp@icrinc.com
www.victoryecigs.com
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